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                                                                     EXHIBIT 5.5


                      Womble Carlyle Sandridge & Rice, PLLC
                               One Wachovia Center
                                   Suite 3300
                            301 South College Street
                            Charlotte, NC 28202-6025
                            Telephone: (704) 331-4900
                               Fax: (704) 331-4955

                               September 23, 2002

Cross Creek Apparel, LLC
3300 Cumberland Boulevard
Suite 800
Atlanta, Georgia  30339

         Re: Cross Creek Apparel, LLC, a North Carolina limited liability Company ("Cross Creek"), formed under the North Carolina Limited Liability Company Act (the "LLC Act")
                  Registration Statement on Form S-4

Ladies and Gentlemen:

         You have requested this opinion in connection with the public offering of up to $250,000,000 aggregate principal amount of 9.25% Senior Notes due 2010 (the "Exchange Notes") of Russell Corporation (the "Company"). The Indenture, dated as of April 18, 2002 (the "Indenture"), by and among the Company, the Guarantors (as defined in Schedule 1 hereto) and Wachovia Bank, National Association, as Trustee (the "Trustee"), provides for the guarantee of the Exchange Notes by Cross Creek (the "Cross Creek Guarantee") and the other Guarantors (together with the Cross Creek Guarantee, the "Guarantees") to the extent set forth in the Indenture. The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 9.25% Senior Notes due 2010 of the Company (the "Original Notes") under the Indenture, as contemplated by the Registration Rights Agreement, dated April 18, 2002 (the "Registration Rights Agreement"), by and among the Company, the Guarantors, J.P. Morgan Securities Inc., Fleet Securities, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Capital Markets, Inc. and First Union Securities, Inc. The Indenture, the Exchange Notes, including the Guarantees, and the Registration Rights Agreement are hereinafter referred to as the "Transaction Documents," except that the term "Transaction Documents" excludes any Transaction Document to which Cross Creek is not a party.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

         As such counsel, we have examined copes of each of the following documents:

         (i)      an executed copy of the Registration Rights Agreement;

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                                                        Cross Creek Apparel, LLC
                                                              September 23, 2002
                                                                          Page 2



         (ii) an executed copy of the Indenture, including the terms and provisions of the Guarantees;

         (iii) the Articles of Organization of Cross Creek dated December 21, 2000 as filed with the Office of the Secretary of State of North Carolina, as amended by Articles of Merger dated December 27, 2000;

         (iv) the Operating Agreement of Cross Creek, dated December 30, 2000, and Amendment No. 1 thereto dated as of January 2, 2001 (the Operating Agreement and the Articles of Organization collectively referred to as the "Governing Documents"); and

         (v) certain resolutions adopted by the Managers of Cross Creek relating to the Transaction Documents and related matters.

         We have also examined the originals, or copies certified or otherwise identified to our satisfaction, of certificates of public officials and of representatives of Cross Creek, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and the managers and sole member of Cross Creek with respect to the accuracy of the factual matters contained in such certificates.

         In connection with such review, we have assumed with your permission
(a) that each of the Transaction Documents and all other documents that are the subject of this opinion or on which this opinion is based have been properly authorized, executed and delivered by each of the respective parties thereto other than Cross Creek and have been properly executed and delivered by all parties by or through competent individuals having the legal capacity to do so;
(b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (d) the proper issuance and accuracy of certificates of public officials and the managers and sole member and agents of Cross Creek.

         This opinion is limited to the laws of the State of North Carolina, excluding local laws of the State of North Carolina (i.e., the statutes, ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions of, or authorities of quasi-governmental bodies constituted under the laws of, the State of North Carolina and judicial decisions to the extent they deal with any of the foregoing), that are, in our experience, normally applicable to the transactions of the type contemplated in the Transaction Documents, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that:


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                                                        Cross Creek Apparel, LLC
                                                              September 23, 2002
                                                                          Page 3



         1. Cross Creek has the power under the Governing Documents and the LLC Act to execute, deliver and perform its obligations under the Transaction Documents and to carry on its business as now conducted.

         2. Cross Creek has authorized the execution, delivery and performance of the Transaction Documents, including the Cross Creek Guarantee, by all necessary action under the Governing Documents and the LLC Act.

         3. No consent, approval, authorization or other action by, or filing or registration with, any governmental authority is required to be obtained or made by Cross Creek for the execution and delivery by Cross Creek of the Transaction Documents and for consummation by Cross Creek of the transactions provided for therein, except for consents, approvals, authorizations, actions, filings and registrations which, if not obtained or made, are not reasonably likely to affect Cross Creek's ability to perform its obligations under the Transaction Documents or as may be required under applicable federal and state securities laws in connection with the purchase and resale of the Exchange Notes (including the related Guarantees).

         4. The Transaction Documents have been duly executed and delivered by Cross Creek.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to its Registration Statement on Form S-4 with respect to the Exchange Offer. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in such Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

                                       Very truly yours,

                                       Womble Carlyle Sandridge & Rice, PLLC





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                                   SCHEDULE I

                                   GUARANTORS



"Guarantors" means each of:

Cross Creek Apparel, LLC, a North Carolina limited liability company Cross Creek Holdings, Inc., a Delaware corporation
DeSoto Mills, Inc., an Alabama corporation
Jerzees Apparel, LLC, a Georgia limited liability company
Mossy Oak Apparel Company, a Delaware corporation
RINTEL Properties, Inc., a Delaware corporation
Russell Apparel LLC, an Alabama limited liability company
Russell Asset Management, Inc., a Delaware corporation
Russell Co-Op, LLC, a Guam limited liability company
Russell Financial Services, Inc., a Delaware corporation
Russell Yarn LLC, an Alabama limited liability company